Exhibit 99.1

PRESS RELEASE
For Immediate Release

Monolithic Power Systems, Inc.

6409 Guadalupe Mines Road

San Jose, CA 95120 USA

T: 408-826-0600, F: 408-826-0601

www.monolithicpower.com

Monolithic Power Systems Announces Record Second

Calendar Quarter Revenues, Enters into Settlement

Agreement with Taiwan Sumida

SAN JOSE, Calif. July 31, 2007—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter ended June 30, 2007.

The results for the quarter ended June 30, 2007 are as follows:

•	Net revenues of $30.8 million, compared to $26.6 million in the second quarter of 2006 and up 26% sequentially from $24.5 million in the first quarter of 2007

•	Gross margin of 63.5%, compared to 63.0% in the second quarter of 2006 and 63.4% in the first quarter of 2007

•

GAAP operating expenses of $26.9 million, including $11.2 million for research and development and selling, general and administrative, $4 million for patent litigation, $9.8 million for a one time legal settlement provision, $2.4 million for stock-based compensation and a credit of $0.5 million resulting from the sublease of the company’s Los Gatos property

•

Non-GAAP(1) operating expenses of $15.2 million, excluding $2.4 million for stock-based compensation and a $9.8 million provision for litigation, and including a reversal of the lease write-off of $0.5 million

•	Net loss of $6.4 million, with GAAP EPS of ($0.20) per share

•

Non-GAAP(1) net income of $4.3 million, or $0.12 per diluted share, excluding stock-based compensation, the one-time provision for litigation and related tax effects, and including a reversal of the lease write-off of $0.5 million that was previously recorded

The results for the six months ended June 30, 2007 are as follows:

•	Net revenues of $55.3 million, compared to $51.4 million for the six months ended June 30, 2006

•	Gross margin of 63.5%, compared to 62.6% for the six months ended June 30, 2006

•

GAAP operating expenses of $41.9 million, including $21.1 million for research and development and selling, general and administrative, $6.9 million for patent litigation, $9.8 million for a one time legal settlement provision, $4.6 million for stock-based compensation and a credit of $0.5 million for the sublease of the company’s Los Gatos property

•

Non-GAAP(1) operating expenses of $28.0 million, excluding $4.6 million for stock-based compensation and a $9.8 million provision for litigation, and including a reversal of the lease write-off of $0.5 million

•	Net loss of $6.3 million, with GAAP EPS of ($0.20) per share

•

Non-GAAP(1) net income of $7.0 million, or $0.20 per diluted share, excluding stock-based compensation, the one-time provision for litigation and related tax effects, and including a reversal of the lease write-off of $0.5 million that was previously recorded

“MPS recorded our strongest calendar second quarter in the company’s history, and we are pleased with the momentum we see in the market,” said Michael Hsing, chief executive officer of MPS. “Our existing products are finding new applications and our CCFL inverters are growing with the market again. In addition, we look forward to growth from our new, high current, high voltage products such as the MiniMonster™ family in future quarters, as these products begin to penetrate additional new applications for MPS.”

The company also announced that it had reached a definitive settlement agreement with Taiwan Sumida Corporation (TSE) in its indemnity contract dispute. The company agreed to pay Taiwan Sumida approximately $2.5 million and to place in escrow $7.3 million. The details of the settlement agreement will be disclosed in our 2007 second quarter Form 10-Q.

Business Outlook

The following are MPS’ financial targets for the third quarter ending September 30, 2007:

•	Revenues in the range of $33 million to $35 million

•	Gross margin in the upper end of the company’s target range of 58% to 63%

•

Research and development and selling, general and administrative expenses between $14.0 million and $15.5 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $11.5 million and $12.5 million. This excludes an estimate of stock-based compensation expense in the range of $2.5 million to $3.0 million

•	Litigation expense in the range of $2.2 million to $2.7 million

(1) Non-GAAP net income, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income for the three and six months ending June 30, 2007 excludes the effect of stock-based compensation expense, a one-time provisions for litigation and related tax effects, and includes a reversal of the lease write-off that was recorded previously. Non-GAAP operating expenses for the three and six months ending June 30, 2007 exclude the effect of stock-based compensation expense and the one-time provision for litigation and includes a reversal of the lease write-off that was recorded previously. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense and related tax effects. A schedule reconciling these amounts is included in this news release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct a management teleconference covering its second quarter results at 2:00 p.m. PDT / 5:00 p.m. EDT today, July 31, 2007. The call will be webcast at http://www.monolithicpower.com/cmp_02_inv_rel.htm. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 87093234. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements regarding MPS’ expectations of the market for MPS’ products, targeted net revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expenses for the three months ending September 30, 2007. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse change in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products being lower than expected; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-Q filed on April 27, 2007.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call. Any statements by persons outside of MPS speculating on the progress of the quarter or other aspects of MPS’ business are not based on internal MPS information and should be assessed accordingly by investors.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries. MiniMonster is a Trademark of Monolithic Power Systems, Inc.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Consolidated Balance Sheet

(in thousands, except per share data)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$68,312	$50,816
Short-term investments	24,003	27,674
Accounts receivable, net of allowances of $227 in 2007 and 2006	8,017	9,156
Inventories	11,940	6,738
Deferred income tax asset—current	—	1,658
Prepaid expenses and other current assets	3,457	1,118

Total current assets	115,729	97,160

Property and equipment, net	12,753	11,358
Deferred income tax asset—long term	1,218	—
Other assets	508	500
Restricted assets	8,241	8,309

Total assets	$138,449	$117,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,162	$5,909
Accrued compensation and related benefits	4,942	4,792
Accrued income tax payable	—	684
Accrued liabilities	19,182	8,737

Total current liabilities	32,286	20,122

Deferred rent	370	484
Non-current income tax liability	4,550	—
Long term liabilities	102	1,769

Total liabilities	$37,308	$22,375

Stockholders’ equity:
Common stock, $0.001 per share par value, aggregating $32 and $30 as of June 30, 2007 and December 31, 2006, respectively; shares authorized: 150,000; shares issued and outstanding: 31,901 and 30,369 as of June 30, 2007 and December 31, 2006, respectively	126,103	113,532
Deferred stock compensation	(111)	(487)
Accumulated other comprehensive loss	(59)	(198)
Accumulated deficit	(24,792)	(17,895)

Total stockholders’ equity	101,141	94,952

Total liabilities and stockholders’ equity	$138,449	$117,327

Consolidated Income Statement

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenue	$30,833	$26,601	$55,329	$51,364
Cost of revenue*	11,248	9,833	20,211	19,206

Gross profit	19,585	16,768	35,118	32,158

Operating expenses:
Research and development*	6,428	5,427	12,360	10,493
Selling, general and administrative*	7,119	6,699	13,316	14,126
Lease abandonment	(496)	—	(496)	—
Patent litigation settlement	9,800	—	9,800	—
Patent litigation expense	4,028	2,821	6,875	6,885

Total operating expenses	26,879	14,947	41,855	31,504

Income (loss) from operations	(7,294)	1,821	(6,737)	654
Other income (expense):
Interest and other income	1,169	626	2,176	1,225
Interest and other expense	(22)	(110)	(29)	(180)

Total other income, net	1,147	516	2,147	1,045

Income (loss) before income taxes	(6,147)	2,337	(4,590)	1,699
Income tax provision	227	1,278	1,722	1,047

Net income (loss)	(6,374)	1,059	(6,312)	652
Basic net income (loss) per common share	$(0.20)	$0.04	$(0.20)	$0.02

Diluted net income (loss) per common share	$(0.20)	$0.03	$(0.20)	$0.02

Weighted average shares used in basic net income (loss) per common share	31,382	29,412	30,929	29,126
Dilutive effect of stock options	—	4,192	—	4,227

Weighted average shares used in diluted net income (loss) per common share	31,382	33,604	30,929	33,353

* Stock-based compensation has been included in the following line items:
Cost of revenue	$113	$147	$224	$288
Research and development	952	1,346	2,053	2,709
Selling, general and administrative	1,440	1,596	2,548	2,774

Total	$2,505	$3,089	$4,825	$5,771

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME (in thousands, except per share amounts)

Net income (loss)	$(6,374)	$1,059	$(6,312)	$652

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$2,505	$3,089	$4,825	$5,771
Legal settlements and provision	9,800	—	9,800	—
Reversal of lease write-off	(540)	—	(540)	—
Tax effect	(1,099)	(419)	(801)	(1,336)

Non-GAAP net income	$4,292	$3,729	$6,972	$5,087

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.14	$0.13	$0.23	$0.17
Diluted	$0.12	$0.11	$0.20	$0.15
Shares used in the calculation of non-GAAP earnings per share:
Basic	31,382	29,412	30,929	29,126
Diluted	34,656	33,604	34,230	33,353

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES (in thousands, except per share amounts)

Total operating expenses	$26,879	$14,947	$41,855	$31,504

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(2,392)	$(2,942)	$(4,601)	$(5,483)
Legal settlements and provision	(9,800)	—	(9,800)	—
Reversal of lease write-off	496	—	496	—

Non-GAAP total operating expenses	$15,183	$12,005	$27,950	$26,021

2007 THIRD QUARTER OUTLOOK

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands, except per share amounts)

	Three months ended September 30, 2007
	Low	High
R&D and SG&A	$14,000	$15,500

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(2,500)	(3,000)

Non-GAAP R&D and SG&A	$11,500	$12,500